UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exchange Traded Concepts Trust

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(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See below ----------------------- (IRS Employer Identification No.)

c/o Exchange Traded Concepts Trust 3555 Northwest 58th Street, Suite 410 Oklahoma City, OK --------------------------------------------- (Address of principal executive offices)	73112 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Yorkville High Income MLP ETF	NYSE Arca, Inc.	45-4428161

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-156529

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001144204-12-014210) on March 12, 2012 which is incorporated herein by reference.

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated July 17, 2009 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-09-023575) on July 20, 2009.

B.	Written Instrument amending the Certificate of Trust, dated July 14, 2011, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22263), as filed with the SEC via EDGAR (Accession No. 0000950123-11-078120) on August 17, 2011.

C.	Registrant’s Amended and Restated Agreement and Declaration of Trust dated October 3, 2011, is incorporated herein by reference to Exhibit (a)(4) of Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-11-100027) on November 22, 2011.

D. Registrant’s Amended and Restated By-Laws dated October 3, 2011 are incorporated herein by reference to Exhibit (b)(2) of Post-Effective Amendment No, 4 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-11-100027) on November 22, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 12, 2012	Exchange Traded Concepts Trust By: /s/ J. Garrett Stevens______
J. Garrett Stevens President